                                                                    Exhibit 20.1

                        CROWN NORTHCORP LIMITED

                        US NON-STATUTORY FINANCIAL STATEMENTS

                        31 DECEMBER 2003

INDEPENDENT AUDITORS' REPORT
TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
CROWN NORTHCORP LIMITED
IPSWICH, UNITED KINGDOM


We have audited the accompanying consolidated balance sheets of Crown Northcorp Limited and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the companies as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 21 to the consolidated financial statements.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Chartered Accountants and Registered Auditors
London
April 14, 2004

CROWN NORTHCORP LIMITED


CONSOLIDATED PROFIT AND LOSS ACCOUNT
YEAR ENDED 31 DECEMBER 2003


                                                                                            2003                2002
                                                                     NOTE         POUND STERLING      POUND STERLING

 TURNOVER                                                                             2,739,050              911,328
 Administrative expenses                                                             (3,615,807)          (3,013,669)
                                                                                  -------------       --------------
 Group operating loss                                                                  (876,757)          (2,102,341)
 Share of associates' operating profit                                                1,459,140            5,824,628
                                                                                  -------------       --------------

 Total operating profit on ordinary activities before
   finance charges                                                                      582,383            3,722,287
 Finance charges (net)
      Group                                                             2                89,729               43,433
      Associates                                                        2                 1,255             (177,114)
                                                                                  -------------       --------------
 Profit on ordinary activities before taxation                          3               673,367            3,588,606
 Tax on profit on ordinary activities                                   5               (54,893)          (1,060,433)
                                                                                  -------------       --------------
 Profit on ordinary activities after taxation                                           618,474            2,528,173
 Equity minority interests                                                                    -              (24,067)
                                                                                  -------------       --------------
 Profit for the financial year                                                          618,474            2,504,106
 Dividends paid                                                                      (1,200,000)          (1,712,457)
                                                                                  -------------       --------------
 Retained (loss)/profit for the financial year                                         (581,526)             791,649
 RETAINED PROFIT BROUGHT FORWARD                                                      2,796,738            2,005,089
                                                                                  -------------       --------------
 RETAINED PROFIT CARRIED FORWARD                                                      2,215,212            2,796,738
                                                                                  =============       ==============



All amounts derive from continuing operations.



CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
YEAR ENDED 31 DECEMBER 2003

                                                                                                  2003          2002
                                                                                                 POUND         POUND
                                                                                              STERLING      STERLING

(Loss)/profit for the financial year                                                           (581,526)     791,649
Foreign exchange translation reserve                                                                  -      (11,646)
                                                                                            -----------   ----------
Total recognised gains and losses relating to
  the year                                                                                     (581,526)     780,003
                                                                                            ===========   ==========

CROWN NORTHCORP LIMITED


RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS
YEAR ENDED 31 DECEMBER 2003

                                                                                                   2003          2002
                                                                                                  POUND         POUND
                                                                                               STERLING      STERLING

Retained (loss)/profit for the financial year                                                  (581,526)     791,649
Foreign exchange translation reserve                                                                  -      (11,646)
Shareholders' funds at start of year                                                          2,796,740    2,016,737
                                                                                              ---------    ---------
Shareholders' funds at end of year                                                            2,215,214    2,796,740
                                                                                              =========    =========

CROWN NORTHCORP LIMITED


CONSOLIDATED BALANCE SHEET
31 DECEMBER 2003


                                                                                                   2003         2002
                                                                                                  POUND        POUND
                                                       NOTE                                    STERLING     STERLING

FIXED ASSETS
Intangible assets                                         6                                     333,806            -
Tangible assets                                           7                                      21,917       47,265
Investments                                               8                                     936,215    1,608,304
                                                                                              ---------    ---------
                                                                                              1,291,938    1,655,569
                                                                                              ---------    ---------
CURRENT ASSETS
Debtors                                                   9                                   1,294,337    1,190,397
Cash at bank and in hand                                                                      1,133,781    1,433,093
                                                                                              ---------    ---------

                                                                                              2,428,118    2,623,490

CREDITORS: AMOUNTS FALLING DUE
  WITHIN ONE YEAR                                        10                                  (1,394,010)  (1,338,544)
                                                                                              ---------    ---------

NET CURRENT ASSETS                                                                            1,034,108    1,284,946
                                                                                              ---------    ---------
TOTAL ASSETS LESS CURRENT LIABILITIES                                                         2,326,046    2,940,515

PROVISIONS FOR LIABILITIES AND CHARGES                   11                                    (110,832)    (143,775)
                                                                                              ---------    ---------
                                                                                              2,215,214    2,796,740
                                                                                              =========    =========
CAPITAL AND RESERVES
Called up share capital                                  12                                           2            2
Profit and loss account                                                                       2,215,212    2,796,738
                                                                                              ---------    ---------
TOTAL EQUITY SHAREHOLDERS' FUNDS                                                              2,215,214    2,796,740
                                                                                              =========    =========

CROWN NORTHCORP LIMITED


CONSOLIDATED CASH FLOW STATEMENT
YEAR ENDED 31 DECEMBER 2003

                                                                                                   2003          2002
                                                                                                  POUND         POUND
                                                                     NOTE                      STERLING      STERLING


Net cash outflow from operating activities                               13                    (603,235)   (2,509,593)

Distributions received from associates                                                        2,171,200     5,608,930

Returns on investments and servicing of finance                          14                      90,984)     (133,681)

Taxation                                                                                       (655,484)   (1,409,063)
Capital expenditure and financial investment                             14                     (10,069)      (24,344)
Acquisitions and disposals                                               16                    (819,411)            -
Dividends paid                                                                               (1,200,000)   (1,712,457)
                                                                                             ----------    -----------
Cash outflow before use of liquid resources and financing                                    (1,026,015)     (180,208)

Financing                                                                                       726,703             -
                                                                                             ----------    -----------
DECREASE IN CASH IN THE YEAR                                                                   (299,312)     (180,208)
                                                                                             ==========    ===========
RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
  (NOTE 13)
Decrease in cash in the period and change in net debt
  resulting from cash flows                                                                    (299,312)     (180,208)

Net funds at 1 January                                                                        1,433,093     1,613,301
                                                                                             ----------    -----------
Net funds at 31 December                                                                      1,133,781     1,433,093
                                                                                             ==========    ===========

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003

1.     ACCOUNTING POLICIES

       (i)    BASIS OF ACCOUNTING

       The accounts have been prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards. However, these are not statutory financial statements pursuant to the Companies Act 1985.

       (ii)   BASIS OF CONSOLIDATION

       The consolidated financial statements incorporate the financial statements of the company and all its subsidiaries with the exception of Rooftop Mortgages Limited and Crown European Holdings Limited which have not been consolidated due to severe long term restrictions. These companies have been accounted for as fixed asset investments in accordance with FRS2.

       (iii)  TURNOVER

       Turnover represents management fees charged to clients during the year from servicing contracts and the recovery of associated costs net of VAT and the company's share of profits from two limited liability partnerships. All turnover is derived in the United Kingdom.

       (iv)   INVESTMENT INCOME

       Interest is shown gross before deduction of income tax and is included on an accruals basis.

       (v)    INVESTMENTS

       All investments are stated at cost less provision for impairment.

       (vi)   ASSOCIATES

       In the group financial statements investments in associates are accounted for using the equity method. The consolidated profit and loss account includes the group's share of associate's profits less losses while the group's share of the net assets of the associates is shown in the consolidated balance sheet. Goodwill arising on the acquisition of associates is capitalized and written off on a straight line basis over its useful live. Provision is made for any impairment. Any unamortized balance of goodwill is included in the carrying value of the investment in associates.

       (vii)  TANGIBLE FIXED ASSETS

       Tangible fixed assets are stated at cost net of depreciation and any provision for impairment. Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost, less residual value, of each asset on a straight line basis over its expected useful life, which is deemed to be three years.

       (viii) INTANGIBLE ASSETS - GOODWILL

       Goodwill arising on the acquisition of the remaining 50% interest in Regal Mortgages LLP and Regal Mortgages (No2) LLP, representing any excess of the fair value of the consideration given over the fair value of the identifiable assests and liabilities acquired, is capitalised and written off on a straight line basis over its useful economic life, which is fourteen months.

       (ix)   TAXATION

       Current tax is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date.

       Deferred taxation is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallise based on current tax rates and law. Timing differences arise from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in financial statements.

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003



1.     ACCOUNTING POLICIES (CONTINUED)

       (x)    PENSION COSTS

       The company operates a defined contribution pension scheme and the amount charged to the profit and loss account in respect of pension costs and other post-retirement benefits is the contributions payable in the year. Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments in the balance sheet.



2.     FINANCE CHARGES (NET)

                                                                                                   2003         2002
                                                                                                  POUND        POUND
                                                                                               STERLING     STERLING
       Interest payable and similar charges                                                           -     (190,023)
       Less: interest income                                                                     90,984       56,342
                                                                                              ---------   ----------
                                                                                                 90,984     (133,681)
                                                                                              =========   ==========
                                                                                                  POUND        POUND
                                                                                               STERLING     STERLING
       Group                                                                                     89,729       43,433
       Associates                                                                                 1,255     (177,114)
                                                                                              ---------   ----------
                                                                                                 90,984     (133,681)
                                                                                              =========   ==========
       INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                                  POUND        POUND
                                                                                               STERLING     STERLING

       Share of associates' interest payable                                                          -      190,023
                                                                                              =========   ==========
       INTEREST INCOME

                                                                                                  POUND        POUND
                                                                                               STERLING     STERLING
       Interest receivable and similar income                                                    89,729       43,433
       Share of associates' interest receivable                                                   1,255       12,909
                                                                                              ---------   ----------
                                                                                                 90,984       56,342
                                                                                              =========   ==========



 3.    PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

       The profit on ordinary activities before taxation is stated after charging:

                                                                                                   2003         2002
                                                                                                  POUND        POUND
                                                                                               STERLING     STERLING

       Auditors' remuneration - audit fees                                                       28,326       23,002
       Auditors' remuneration - taxation fees                                                    44,950       22,950
       Depreciation and amortisation                                                             46,778       60,947
                                                                                              =========   ==========

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003

4.     EMPLOYEES


                                                                                                   2003          2002
                                                                                                  POUND         POUND
                                                                                               STERLING      STERLING
       (i) EMPLOYMENT COSTS
           Salaries                                                                             990,373       859,453
           Social security                                                                      123,894        88,949
           Pension costs                                                                         32,578        33,530
                                                                                              ---------    ----------
                                                                                              1,146,845       981,932
                                                                                              =========    ==========



       The average number of employees employed by the group during the year was 28 (2002: 28).


5.     TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                                                                   2003          2002
                                                                                                  POUND         POUND
                                                                                               STERLING      STERLING
       United Kingdom taxation:
           Corporation tax at 30% (2002 - 30%)
           - Current period                                                                    (181,908)  (1,110,471)
           - Adjustment in respect of prior year                                                153,234       (1,121)
                                                                                               ---------   ----------
                                                                                                (28,674)  (1,111,592)

       Deferred tax
           - Timing differences, origination and reversal                                           (63)      27,491
           - adjustments to the estimated recoverable
             amounts of deferred tax assets arising in
             previous periods                                                                      (154)      23,668
           - Adjustment in respect of prior years                                               (26,002)           -
                                                                                               ---------   ----------
                                                                                                (54,893)  (1,060,433)
                                                                                               =========   ==========


        The differences between the total current tax shown above and the amount calculated by applying the standard rate of UK corporation tax to the profit before tax is as follows:

                                                                                                   2003         2002
                                                                                                  POUND        POUND
                                                                                               STERLING     STERLING

       Profit on ordinary activities before tax                                                 673,367    3,588,606
                                                                                               ========    =========
       Tax on profit on ordinary activities at standard UK
         corporation tax rate of 30% (2002: 30%)                                               (202,010)  (1,076,582)
       Effects of:
       Expenses not deductible for tax purposes                                                  (1,214)      (5,997)
       Capital allowances in excess of depreciation                                                 (34)     (30,511)
       Adjustments in respect of previous periods                                               153,234        1,181
       Share                                                                                     21,350            -
       Utilisation of tax losses                                                                      -          257
                                                                                               ---------  ----------
       Current tax charge for year                                                              (28,674)  (1,111,652)
                                                                                               ========    =========

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003



6.     INTANGIBLE ASSETS


                                                                                               MORTGAGE
                                                                                              SERVICING
                                                                                 GOODWILL        RIGHTS         TOTAL
                                                                                    POUND         POUND         POUND
                                                                                 STERLING      STERLING      STERLING
       VALUE
       At 1 January 2003                                                                -             -             -
       Additions                                                                   77,115       268,052       345,167
                                                                                 --------      --------      --------
       At 31 December 2003                                                         77,115       268,052       345,167
                                                                                 --------      --------      --------
       ACCUMULATED AMORTISATION
       At 1 January 2003                                                                -             -             -
       Charge for year                                                             11,361             -        11,361
                                                                                 --------      --------      --------
       At 31 December 2003                                                         11,361             -        11,361
                                                                                 --------      --------      --------
       NET BOOK VALUE
       At 31 December 2003                                                         65,754       268,052       333,806
                                                                                 ========      ========      ========

       At 31 December 2002                                                              -             -             -
                                                                                 ========      ========      ========




        The goodwill arose on the acquisition of the remaining interest in Regal Mortgages LLP and Regal Mortgages (No2) LLP and TBE. The mortgage servicing rights were purchased from TBE. They are carried at cost paid for the contracts and will be written off over the life of the contracts.



7.     TANGIBLE FIXED ASSETS


                                                                                                               OFFICE
                                                                                                            EQUIPMENT
                                                                                                                POUND
                                                                                                             STERLING
       COST
       At 1 January 2003                                                                                      509,160
       Additions                                                                                               10,069
                                                                                                           ----------
       At 31 December 2003                                                                                    519,229
                                                                                                           ----------
       ACCUMULATED DEPRECIATION
       At 1 January 2003                                                                                      461,895
       Charge for period                                                                                       35,417
                                                                                                           ----------
       At 31 December 2003                                                                                    497,312

       NET BOOK VALUE
       At 31 December 2003                                                                                     21,917
                                                                                                           ==========
       At 31 December 2002                                                                                     47,265
                                                                                                           ==========

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003

8.     INVESTMENTS


                                                                                                  OTHER
                                                                               ASSOCIATES   INVESTMENTS         TOTAL
                                                                                    POUND         POUND         POUND
                                                                                 STERLING      STERLING      STERLING
       COST
       At 1 January 2003                                                        1,608,304             -     1,608,304
       Additions                                                                  224,522       851,554     1,076,076
       Disposals                                                               (1,608,304)     (139,861)   (1,748,165)
                                                                               ----------     ---------    ----------
       At 31 December 2003                                                        224,522       711,693       936,215
                                                                               ----------     ---------    ----------
       NET BOOK VALUE
       At 31 December 2003                                                        224,522       711,693       936,215
                                                                               ==========     =========    ==========
       At 31 December 2002                                                      1,608,304             -     1,608,304
                                                                               ==========     =========    ==========



       The new investment in associates relates to the investment in TBE, a Belgian company, and has been accounted for at cost plus Crown Mortgage Management Limited's share of profit for the year, less goodwill amortized for the period. A 50% share in this company was purchased for Pound Sterling 212,660 including goodwill of Pound Sterling 19,221. At the year end, Crown Mortgage Management Limited's share of operating profit for the year was Pound Sterling 11,862 after amortisation of goodwill which has been included within the carrying value of the associate shown above.

       On 31 October 2003, Crown Northcorp Limited (the group), bought out the remaining share of Regal Mortgages LLP and Regal Mortgages (No 2) LLP. Therefore Regal Mortgages LLP and Regal Mortgages (No 2) LLP ceased to be associates and have been accounted for as subsidiaries in these accounts since this date.

       As noted above Regal Mortgages LLP has been consolidated during the current year due to the increase in Crown Northcorp Limited's ownership share. As a result, Regal Mortgages LLP's investments are included above for the first time. These investments relate to loans secured on property in the United Kingdom.

       The fair value of the cash consideration given for Regal Mortgages LLP was Pound Sterling 958,828 and for Regal Mortgages (No 2) LLP was Pound Sterling 3,672.

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003


8.     INVESTMENTS (CONTINUED)

       The following table sets out the book values of the identifiable assets and liabilities acquired and their fair value to the group. There were no fair value adjustments:



                                                                                                  REGAL         REGAL
                                                                                              MORTGAGES     MORTGAGES
                                                                                                    LLP     (NO2) LLP
                                                                                                  POUND         POUND
                                                                                               STERLING      STERLING
       FIXED ASSETS
       Investments                                                                              851,554             -

       CURRENT ASSETS
       Debtors                                                                                  447,601             -
       Cash                                                                                     476,597         7,343
                                                                                              ---------      --------
       TOTAL ASSETS                                                                           1,775,752         7,343
                                                                                              ---------      --------
       CREDITORS
       Trade creditors                                                                          (12,327)            -
       Accruals                                                                                       -          (999)
                                                                                              ---------      --------
       TOTAL LIABILITIES                                                                        (12,327)         (999)
                                                                                              ---------      --------
       NET ASSETS                                                                             1,763,425         6,344
                                                                                              =========      ========
       50% SHARE OF ASSETS ACQUIRED                                                             881,713         3,172
                                                                                              =========      ========
       Goodwill                                                                                  77,115           500

       SATISFIED BY
       Cash consideration                                                                       958,828         3,672
                                                                                              =========      ========



       During the year, Crown Northcorp Limited set up two wholly owned subsidiaries, Crown European Holdings Limited and Rooftop Mortgages Limited. They have been excluded from the consolidation under the provisions of FRS2 due to severe long term restrictions which substantially hinder the company's exercise of its rights over the assets and management of these subsidiaries. The investment in each company included in the group balance sheet represents the share capital of Pound Sterling 1 each.

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003


9.     DEBTORS


                                                                                                   2003         2002
                                                                                                  POUND        POUND
                                                                                               STERLING     STERLING

       Trade debtors                                                                            514,667       85,977
       Other debtors                                                                            590,549      862,426
       Prepayments and accrued income                                                           164,181      190,835
       Deferred tax asset                                                                        24,940       51,159
                                                                                              ---------    ---------
                                                                                              1,294,337    1,190,397
                                                                                              =========    =========


 10.   CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                                                                   2003         2002
                                                                                                  POUND        POUND
                                                                                               STERLING     STERLING

       Trade creditors                                                                          336,072      285,593
       Unsecured loan                                                                           726,703            -
       Corporation tax                                                                           16,186      642,996
       VAT                                                                                            -        5,369
       Other creditors                                                                          178,650            -
       Accruals and deferred income                                                             136,399      404,586
                                                                                              ---------    ---------
                                                                                              1,394,010    1,338,544
                                                                                              =========    =========

        During the year the company received unsecured loans from the Group's chairman, R.E. Roark and Royal Invesements Corp, a company controlled by the Mr Roark.



11.    PROVISIONS FOR LIABILITIES AND CHARGES



                                                                                                   2003         2002
                                                                                                  POUND        POUND
                                                                                               STERLING     STERLING

       At 1 January                                                                             143,775            -
       (Released)/charged to profit and loss account                                            (32,943)     143,775
                                                                                              ---------    ---------
       At 31 December                                                                           110,832      143,775
                                                                                              =========    =========


        The provision represents the directors' best estimate of the unavoidable costs related to vacant office space that Crown Mortgage Management is contracted to lease until March 2007.

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003

12.    SHARE CAPITAL


                                                                                                  2003          2002
                                                                                                 POUND         POUND
                                                                                              STERLING      STERLING

       AUTHORISED:
         2 Ordinary shares of Pound Sterling 1 each                                                   2            2
                                                                                              =========     ========
       ISSUED, ALLOTTED, CALLED UP AND FULLY PAID:
         2 Ordinary shares of Pound Sterling1 each                                                    2            2
                                                                                              =========     ========


13. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES



                                                                                                  2003          2002
                                                                                                 POUND         POUND
                                                                                               STERLING     STERLING

       Group operating loss                                                                    (876,757)  (2,102,341)
       Depreciation and amortisation charges                                                     46,778       60,947
       Decrease/(increase) in debtors                                                           317,442     (878,078)
       (Decrease)/increase in creditors                                                         (57,755)     277,850
       (Decrease)/increase in provisions                                                        (32,943)     143,775
       Non cash movements                                                                             -      (11,746)
                                                                                               --------    ---------
       Net cash outflow from operating activities                                              (603,235)  (2,509,593)
                                                                                               ========    =========



 14.   ANALYSIS OF CASH FLOWS



                                                                                                   2003          2002
                                                                                                  POUND         POUND
                                                                                               STERLING      STERLING
       RETURNS ON INVESTMENTS
       Interest and other investment income                                                      90,984       56,342
       Interest paid                                                                                  -     (190,023)
                                                                                                --------    --------
                                                                                                 90,984     (133,681)
                                                                                                ========    ========
       CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
       Payments to acquire tangible fixed assets                                                (10,069)     (24,344)
                                                                                                ========    ========



 15.   ANALYSIS AND RECONCILIATION OF NET DEBT


                                                                                     2002     CASH FLOW         2003
                                                                                    POUND         POUND        POUND
                                                                                 STERLING      STERLING     STERLING

       Cash at bank and in hand                                                 1,433,093      (299,312)   1,133,781
                                                                                =========      ========    =========

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003


16.    ACQUISITIONS AND DISPOSALS


                                                                                                   2003         2002
                                                                                                  POUND        POUND
                                                                                               STERLING     STERLING

       Purchase of investment in subsidiaries                                                  (962,500)           -
       Net cash acquired with subsidiaries                                                      483,940            -
       Purchase of interest in associates                                                      (212,660)           -
       Purchase of mortgage servicing contract                                                 (268,052)           -
       Receipts from sale of fixed assets investments                                           139,861            -

                                                                                             ----------    ----------
                                                                                                819,411            -
                                                                                             ==========    ==========



 17.   PENSIONS

       The company operates a defined contribution pension scheme for its employees and contributes to the scheme on their behalf. The total pension cost charge represents contributions payable by the company to the scheme and amounted to Pound Sterling 32,578 (2002: Pound
       Sterling 33,530).


18.    RELATED PARTIES

       The company has taken advantage of the dispensation available under paragraph 3(c) of FRS8 not to disclose transactions with fellow group companies.


19.    ULTIMATE PARENT UNDERTAKING

       The company's ultimate parent company changed as of the 31 December 2003, when Royal Investments Corp was merged with Crown Northcorp Inc. Crown Northcorp Inc is now the ultimate parent company and is a public company based at 1251 Dublin Road, Columbus, OH 43215 USA.

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003


20.    ADDITIONAL INFORMATION ON SUBSIDIARY UNDERTAKINGS


                                                                                                            PORTION OF
                                                                                                       ORDINARY SHARES
                                                                 COUNTRY OF                                       HELD
                                                              INCORPORATION           ACTIVITY                       %

      Crown Asset Management Limited                            Great Britain  Holding Company                     100

      Crown European Holdings Limited                           Great Britain  Holding Company                     100

      Crown Fastigheter AB
      (Shares are owned by Crown
      European Holdings Limited)                                       Sweden  Trading Company                     100

      Crown Mortgage Management Limited
      (Shares are owned by Crown
      Asset Management Limited)                                 Great Britain  Trading Company                     100

      Crown European Mortgages Limited
      (Shares are owned by Crown
      Asset Management Limited)                                 Great Britain  Trading Company                     100

      Rooftop Mortgages Limited
      (Shares are owned by Crown
      Asset Management Limited)                                 Great Britain  Trading Company                     100

      Crown Leisure Management Limited
      (Shares are owned by Crown
      Mortgage Management Limited)                              Great Britain  Trading Company                     100

      TBE                                                             Belgium  Trading Company                      50

      Regal Mortgages
                                                                               Investment
      Limited Liability Partnership                             Great Britain    Partnership                       100

      Regal Mortgages (No2)                                                    Investment
      Limited Liability Partnership                             Great Britain    Partnership                       100

      CMBS Limited                                                             Software
      Liability Partnership                                     Great Britain    Development                        50




        The results of all these companies/partnerships are reflected in the group accounts excluding CMBS LLP which is a dormant, non-trading company. All subsidiaries are included in the consolidation with the exception of Rooftop Mortgages Limited and Crown European Holdings Limited which have both been excluded from the consolidation on the grounds that there are severe restrictions over Crown Northcorp Limited's ability to control these entities.

       There are no dividends, write-downs, intercompany balances or transactions within the financial statements relating to these excluded subsidiary undertakings. As at 31 December 2003 Crown European Holdings Limited had net assets of Pound Sterling 10,143 and made a profit of Pound Sterling 14,484 for the year then ended. As at the same date Rooftop Mortgages Limited had net liabilities of Pound Sterling 181,338 and made a loss of Pound Sterling 181,339 for the year then ended.

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003



21.    US GAAP INFORMATION

       RECONCILIATION OF NET INCOME, SHAREHOLDERS' EQUITY AND CASH FLOWS FROM UK GAAP TO US GAAP

       The consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles in the United Kingdom (UK
       GAAP), which differs in certain respects from Generally Accepted Accounting Principles in the United States (US GAAP). The effect of applying US GAAP principles to net profit and shareholders' equity is set out below along with an explanation of applicable differences between UK GAAP and US GAAP:

       The effect of applying US GAAP principles to net profit is:


                                                                                                   2003         2002
                                                                                                  POUND        POUND
                                                                     NOTE                      STERLING     STERLING

       NET PROFIT AS REPORTED IN ACCORDANCE
         WITH UK GAAP                                                                           618,474    2,504,106
       Items increasing /(decreasing) net profit:
       Goodwill amortisation                                          (a)                        11,361            -
       Development expenditure - capitalization                       (b)                       270,916      334,843
       Development expenditure - amortization                         (b)                      (100,960)           -
       Deferred taxation                                              (c)                       (50,987)    (100,453)
                                                                                             ----------   ----------
       Net profit in accordance with US GAAP                                                    748,804    2,738,496
                                                                                             ==========   ==========


        The effect of applying US GAAP principles to shareholders' equity is:




                                                                                                   2003          2002
                                                                                                  POUND         POUND
                                                                     NOTE                      STERLING      STERLING
       SHAREHOLDERS' FUNDS AS REPORTED IN ACCORDANCE WITH UK
         GAAP                                                                                 2,215,214    2,796,740
       Items increasing / (decreasing) shareholders' equity:
       Goodwill amortisation                                          (a)                        11,361            -
       Development expenditure - capitalization                       (b)                       605,759      334,843
       Development expenditure - amortization                         (b)                      (100,960)           -
       Deferred taxation                                              (c)                      (151,440)    (100,453)
                                                                                              ---------    ---------

       SHAREHOLDERS' EQUITY IN ACCORDANCE WITH US GAAP                                        2,579,934    3,031,130
                                                                                              =========    =========


CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003


21.    US GAAP INFORMATION (CONTINUED)


       Statement of changes in shareholders' equity in accordance with US GAAP


                                                                                                               POUND
                                                                                                            STERLING
       BALANCE AT JANUARY 1, 2002                                                                          2,016,737
       Net profit for the year                                                                               791,649
       Foreign exchange translation reserve                                                                  (11,646)
       Development expenditure - capitalization                                                              334,843
       Deferred taxation                                                                                    (100,453)
                                                                                                           ---------
       BALANCE AT DECEMBER 31, 2002                                                                        3,031,130
                                                                                                           =========
       Net loss for the period                                                                              (581,526)
       Goodwill amortisation                                                                                  11,361
       Development expenditure - capitalization                                                              270,916
       Development expenditure - amortization                                                               (100,960)
       Deferred taxation                                                                                     (50,987)
                                                                                                           ---------
       BALANCE AT DECEMBER 31, 2003                                                                        2,579,934
                                                                                                           =========


       CASH FLOW STATEMENT

       Under UK GAAP, the consolidated cash flow statement is presented in accordance with UK Financial Reporting Standard No. 1 (Revised) ('FRS 1') "Cash Flow Statements". The statement prepared under FRS 1 presents substantially the same information as that required under SFAS No. 95 "Statement of Cash Flows". Under US GAAP, however, there are certain differences from UK GAAP with regard to classification of items within the cash flow statement with regard to the definition of cash.

       Under FRS 1, cash flows are presented separately for operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investments; acquisitions and disposals; dividends paid to the company's shareholders; management of liquid resources and financing. SFAS No.95 cash flows are reported as resulting from operating, investing and financing activities.

       Cash flows under FRS 1 in respect of interest received, interest paid and taxation would be included within operating activities under SFAS N0.95. Cash flows from purchases, sales and maturities of trading securities, while not separately identified under UK GAAP, would be included within operating activities under US GAAP. Dividends paid would be included within financing activities under US GAAP. Under UK GAAP movements in bank overdrafts are classified as movements in cash while under US GAAP they are classified as a financing activity.

       Under SFAS No. 95 cash and cash equivalents include cash and short-term investments with original maturities of three months or less. Under FRS 1, cash comprises cash in hand and at bank (on demand) and overnight deposits, net of bank overdrafts.

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003


21.    US GAAP INFORMATION (CONTINUED)


       CASH FLOW STATEMENT (CONTINUED)



                                                                                                   2003         2002
                                                                                                  POUND        POUND
                                                                                               STERLING     STERLING
       Net income                                                                               748,804    2,738,496
       Adjustments to reconcile net income to net cash provided by operating activities
             Depreciation and amortization                                                      136,377       60,947
             Share of associates' operating profit                                           (1,459,140)  (5,824,628)
           Change in operating assets and liabilities
             Decrease/(increase) in debtors                                                     317,442     (878,078)
             (Decrease)/increase in creditors                                                  (607,359)      53,741
             (Decrease)/increase in provisions                                                  (32,943)     143,775
             Non cash movements                                                                       -      (11,747)
                                                                                              ---------    ---------
       Net cash provided by operating activities                                               (896,819)  (3,717,494)

       Cash flows from investing activities:
             Purchase of property and equipment                                                (280,985)    (359,187)
             Acquisition of associates                                                         (212,660)           -
             Purchase of mortgage servicing contract                                           (268,052)           -
             Purchase of investments                                                           (478,560)           -
             Proceeds from sale of investments                                                  139,861            -
             Distributions received from associates                                           2,171,200    5,608,930
                                                                                              ---------    ---------
       Net cash flows from investing activities                                               1,070,804    5,249,743

       Cash flows from financing activities:
             Proceeds from unsecured loans                                                      726,703            -
             Dividends paid                                                                  (1,200,000)  (1,712,457)
                                                                                              ---------    ---------
       Net cash used in financing activities                                                   (473,297)  (1,712,457)
                                                                                              ---------    ---------

       Net decrease in cash and cash equivalents                                               (299,312)    (180,208)
       Cash and cash equivalents at the beginning of year                                     1,433,093    1,613,301
                                                                                              ---------    ---------
       Cash and cash equivalents at end of year                                               1,133,781    1,433,093
                                                                                              =========    =========
       SUPPLEMENTAL DISCLOSURE OF CASH FLOW ACTIVITY
       Cash payments for interest                                                                     -     (190,023)
       Cash payments for income taxes                                                          (655,484)  (1,409,063)


CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003






21.    US GAAP INFORMATION (CONTINUED)

       (a)    GOODWILL

              Under UK GAAP, FRS 10 requires positive purchased goodwill to be capitalized as an asset. If it is regarded as having a limited useful life it should then be amortized over that useful live which is generally presumed not to exceed 20 years. If goodwill is regarded as having an indefinite useful live it should not be amortized. Goodwill that is not amortized or amortized over a useful life exceeding 20 years should be tested for impairment at the end of each reporting period and, if necessary, written down.

              Under UK GAAP the goodwill arising on the acquisition of Regal Mortgages LLP and Regal Mortgages (No2) LLP is capitalized and amortized through the profit and loss account over its estimated useful economic life which is estimated to be 14 months from the date of acquisition.

              Under US GAAP, for fiscal years beginning after December 31, 2001 positive goodwill is no longer amortized but instead must be tested for impairment annually.

              Under US GAAP, SFAS 141 Business Combinations (SFAS 141) requires all business combinations consummated after June 30, 2001 to be accounted for under the purchase method. SFAS 141 also sets forth guidelines for applying the purchase method of accounting in the determination of intangible assets, including goodwill, acquired in a business combination.

              Under US GAAP, SFAS 142 Goodwill and Other Intangible Assets (SFAS
              142) addresses the initial and ongoing financial accounting and reporting for acquired goodwill and other intangible assets. SFAS 142 requires that goodwill be separately disclosed from other intangible assets in the balance sheet, and no longer be amortized on a recurring basis but tested for impairment at least annually (or more frequently if impairment indicators arise). SFAS 142 is effective for financial statements for periods beginning on or after December 15, 2001. Additionally, the amortization provisions of SFAS 142 are applicable to goodwill arising in all business acquisitions consummated after June 30, 2001 regardless of the adoption date of SFAS 142.

       (b)    DEVELOPMENT EXPENDITURE

              The company has not capitalized its development costs and these costs have been expensed as incurred.

              Under UK GAAP, SSAP 13 requires development expenditure to be written off as incurred except where all the following circumstances apply: (a) there is a clearly defined project; (b) the related expenditure is separately identifiable; (c) the outcome of the project has been assessed with reasonable certainty as to its technical feasibility and its ultimate commercial viability considered in the light of factors such as likely market conditions (including competing products), public opinion, consumer and environmental legislation; (d) if further development costs are to be incurred on the same project, the aggregate of such costs together with related production, selling and administration costs are reasonably expected to be exceeded by related future sales and other revenues; and (e) adequate resources exist, or are reasonably expected to be available, to enable the project to be completed and to provide any consequential increases in working capital.

              Under UK GAAP where these circumstances apply, development expenditure may be deferred (capitalized) to the extent that its recovery can reasonably be regarded as assured and amortized on a straight-line basis over the life of the project from the date when the developed asset is put into use. Research costs are generally expensed as incurred.

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003






21.    US GAAP INFORMATION (CONTINUED)

       (b)    DEVELOPMENT EXPENDITURE (CONTINUED)

              Under US GAAP, costs to develop software for internal use by the Company are generally expensed as incurred, except in certain situations, as outlined in Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use (SOP 98-1), issued by the AICPA. Under SOP 98-1, only certain costs to develop internal-use computer software during the application development stage or costs to develop or obtain software that allows for access or conversion of old data by new systems are eligible for capitalization. All other costs, including those incurred in the project development and post-implementation stages are expensed as incurred.

              The company has commenced amortizing the capitalized development expenditure in July 2003.

       (c)    DEFERRED INCOME TAX

              Under UK GAAP deferred tax is recognized in respect of all timing differences that have originated but not reversed at the balance sheet date, with the following exceptions:

              - Where fixed assets have been revalued, provision is made for deferred tax only to the extent that, at the balance sheet date, there is a binding agreement to dispose of the assets concerned. However, no provision is made where, on the basis of all available evidence at the balance sheet date, it is more likely than not that the taxable gain will be rolled over into replacement assets and charged to tax only where the replacement assets are sold;

              - Provision is made for deferred tax that would arise on remittance of the retained earnings of overseas subsidiaries only to the extent that, at the balance sheet date, dividends have been accrued as receivables; and

              - Deferred tax assets are recognized only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

              Under US GAAP, all deferred tax liabilities and assets resulting from temporary differences in financial and tax reporting are recognized together with deferred tax assets relating to tax loss carried forward subject to certain limited exemptions which include unremitted earnings of overseas subsidiaries that are essentially "permanent". Deferred tax assets are reduced by a valuation allowance if it is more likely that some portion or all of the deferred tax assets will not be realized.

              Under UK GAAP deferred tax is measured based on tax rates and laws enacted or substantively enacted at the balance sheet date. Under US GAAP deferred tax is based on rates that have been enacted.

              Under UK GAAP, it is permitted to recognize deferred tax on a discounted basis. However, the Company elected to recognize deferred tax on an undiscounted basis. US GAAP does not permit discounting for deferred tax balances.

              The adjustment relates to the deferred tax impact of the capitalization and amortization of the development expenditure.

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003


21.    US GAAP INFORMATION (CONTINUED)


       OTHER DIFFERENCES BETWEEN UK GAAP AND US GAAP NOT AFFECTING THE DETERMINATION OF SHAREHOLDERS' EQUITY OR NET INCOME FOR THE PERIODS PRESENTED

       REVENUE RECOGNITION

       Under UK GAAP, turnover represents the net invoice value of goods and services provided to third parties, deducting sales taxes and duties. The revenue represents management fees charged to clients during the year from servicing contracts and the recovery of associated costs net of VAT and the company's share of profits from two limited liability partnerships. All revenue is derived in the United Kingdom.

       US GAAP has a number of specific pronouncements relating to aspects of revenue recognition in general and in particular industries. The SEC Staff has issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101), as amended by SAB 104. Under SAB 104 revenue is recognized when the following four criteria are all met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the sales price to the buyer is fixed or determinable, and (iv) collectibility is reasonably assured.

       Under US GAAP, investors in partnerships generally have applied AICPA Statement of Position (SOP) No. 78-9, Accounting for Investments in Real Estate Ventures, and AICPA Accounting Interpretation No. 2, Investments in Partnerships and Ventures, of APB Opinion 18, which requires the use of equity accounting, because it enables non-controlling investors to reflect the underlying nature of their investments. Under APB Opinion 18, an investor's share of earnings or losses of an equity investee should ordinarily be shown in the income statement as a single amount.

       The company has a material GAAP difference in this respect.

       IMPAIRMENT OF ASSETS

       Under UK GAAP, the company is required to annually assess at the balance sheet date or earlier should a triggering event occur, whether there are any indications that an asset may be impaired. Should there be such an indicator, the asset must be tested for impairment. An impairment loss must be recognized in the income statement, should the carrying amount of an asset exceed its recoverable amount. The impairment loss is the difference between the carrying amount of the asset and its recoverable amount. The recoverable amount is the higher of the net selling price of the asset and its value in use. Value in use is the present value of the future cash flows obtainable as a result of an asset's continued use, including those resulting from its ultimate disposal. The reversal of an impairment loss in subsequent periods is permitted when there has been a change in economic conditions or the expected use of the asset.

       Under US GAAP, the company is required to test for impairment whenever there is an indication of impairment. For assets to be held and used, impairment is first measured by reference to undiscounted cash flows. If there is no impairment by reference to undiscounted cash flows, no further action is required but the useful life of the asset must be reconsidered. If impairment exists the Company must measure impairment by comparing the fair value of the asset to its carrying value. Fair value is either market value (if an active market for the asset exists) or the sum of discounted future cash flows. The discount rate reflects the risk that is specific to that asset. For assets to be disposed of, the loss recognized is the excess of the carrying amount of the asset over its fair value less costs to sell. The reversal of previously recognized impairment losses is prohibited.

       The company currently has no material GAAP difference for impairment of assets.

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003





21.    US GAAP INFORMATION (CONTINUED)

       BUSINESS COMBINATIONS - DETERMINATION OF FAIR VALUE

       Under UK GAAP, where it is not possible to complete the determination of fair values by the date on which the first post-acquisition financial statements are approved, a provisional assessment of fair values is made and any adjustments required to those provisional fair values, and the corresponding adjustments to purchased goodwill, are incorporated in the financial statements for the first full annual accounting period following the acquisition. Thereafter, any adjustments, except for the correction of fundamental errors (which should be accounted for as prior period adjustments), should be recognized as profits or losses when they are identified.

       Under US GAAP, adjustments are likewise permitted subsequent to consummation of the acquisition, but the "allocation period" should usually not exceed one year from the consummation of a business combination.

       The company currently has no material GAAP difference in this respect.

       REVALUATION OF FIXED ASSETS

       Under UK GAAP, revaluation of fixed assets to fair value is permitted in accordance with specified criteria.

       US GAAP does not permit the upward revaluation of fixed assets.

       The company currently does not have a policy of revaluing their assets.

       LEASE CLASSIFICATION

       Under UK GAAP, a lease is classified as a finance lease if the risks and rewards of ownership lie with the lessee. There is a rebuttable presumption that if the present value of the minimum lease payments discounted at the interest rate implicit in the lease is greater than 90% of the fair value of the asset at the inception of the lease, then the risks and rewards of ownership have passed to the lessee.

       Under US GAAP, if any one of the following four criteria applies to a lease agreement, then the lease must be classified as capital by the lessee.

       (1) The lease transfers ownership of the leased assets to the lessee at the end of the lease term.
       (2)    The lease contains a bargain purchase option.
       (3) The lease term is greater than or equal to 75% of the economic useful life of the leased asset.
       (4) The present value of the minimum lease payments is greater than or equal to 90% of the fair value of the leased asset.

       The company currently has no material GAAP difference in this respect.

       ORDINARY DIVIDENDS

       Under UK GAAP, ordinary dividends are provided for in the period in respect of which they are proposed, on the basis of the recommendation by the directors. Under US GAAP, ordinary dividends are not provided for until formally declared. The company has not proposed the payment of a final dividend and therefore the company has no material GAAP difference in this respect.

       STOCK-BASED COMPENSATION

       Under UK GAAP, the estimated cost of employee share awards is charged to the profit and loss account over the relevant performance period. The estimated cost of awards is the market value of shares awarded or the intrinsic value of the awards (being the difference between the exercise price of the award and the market price at the date of grant) adjusted to reflect any applicable performance conditions.

       Under US GAAP, companies may elect to follow the accounting prescribed by either Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees", (APB 25) or SFAS No 123, "Accounting for Stock-Based Compensation" (SFAS 123).

CROWN NORTHCORP LIMITED


NOTES TO THE ACCOUNTS
YEAR ENDED 31 DECEMBER 2003

21.    US GAAP INFORMATION (CONTINUED)

       STOCK-BASED COMPENSATION (CONTINUED)

       Under US GAAP, compensation is recorded for the cost of providing the warrants and options to the employee over the relevant service period. The costs can be determined based on either the intrinsic value method (APB 25) or the fair value method (SFAS 123). Under the intrinsic value method, the compensation cost is the difference between the market price of the stock at the measurement date and the price to be contributed by the employee (exercise price). Under the intrinsic method, the measurement date is the first date on which the employee knows the number of shares that such employee is entitled to receive and the exercise price. The measurement date is often the grant date; however, it may be later than the grant date in plans with variable terms that depend on events which occur after the grant date These terms may be variable by design, may become variable due to their modification after the date of grant, or may be considered variable due to their relationship to other stock option features. In such cases, compensation is measured at the end of each reporting period until the measurement date or, in some cases, until the stock option's exercise forfeiture, or expiry.

       Under the fair value method, the cost associated with warrants and options is based in the fair value at the date of grant. Cost is estimated using an option-pricing model. If an entity chooses to follow the intrinsic value method, it must make pro-forma disclosures of net income and earnings per share as if the fair value method had been applied.

       Under UK GAAP, warrants and options granted to non employees are treated in the same manner as those granted employees.

       Under US GAAP, warrants and options granted to non employees for services performed are accounted for at fair value. The fair value is measured at the earlier of the completion of the services or the date when the company receives a commitment of performance.

       The company has no stock-based compensation schemes.

       ADOPTION OF FIN 46R

       In December 2003, the FASB issued a revision to Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R" or the "Interpretation"). FIN 46R clarifies the application of ARB No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. FIN 46R requires the consolidation of these entities, known as variable interest entities ("VIEs"), by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entity's expected losses, receive a majority of the entity's expected residual returns, or both.

       Among other changes, the revisions of FIN 46R (a) clarified some requirements of the original FIN 46, which had been issued in January 2003, (b) eased some implementation problems, and (c) added new scope exceptions. FIN 46R deferred the effective date of the Interpretation for public companies, to the end of the first reporting period ending after March 15, 2004, except that all public companies must at a minimum apply the provisions of the Interpretation to entities that were previously considered "special-purpose entities" under the FASB literature prior to the issuance of FIN 46R by the end of the first reporting period ending after December 15, 2003. The Company has adopted FIN 46R for the period ending December 31, 2003.




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